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                          PART II:  OTHER INFORMATION
                  EXHIBIT 11:  EARNINGS PER SHARE CALCULATION
              (IN THOUSANDS OF DOLLARS - EXCEPT PER SHARE AMOUNTS)





Computation of Net Income Per Share

                                                                 Three months             Six months
                                                                    ended                    ended
                                                                   June 30,                June 30,
                                                                     1997                    1997
                                                                 ------------             -----------
 Net income                                                          $4,166                  $8,348

 Primary and fully diluted net income                                 4,166                   8,348
                                                                 ------------             -----------

 Weighted average shares outstanding                                  9,853                   9,737

 Dilutive common stock equivalents for primary
      net income per share                                              419                     409
                                                                 ------------             -----------

 Weighted average shares and common equivalent
      shares outstanding for primary net income per share            10,272                  10,146

 Additional equivalent shares assuming full dilution                     54                      70
                                                                 ------------             -----------

 Weighted average shares and common equivalent
      shares for fully diluted net income per share                  10,326                  10,216
                                                                 ============             ===========

 Primary net income per share                                         $0.41                   $0.82
                                                                 ============             ===========

 Fully diluted net income per share                                   $0.40                   $0.82
                                                                 ============             ===========





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